Exhibit 24.1

Limited Power of Attorney

Registration Statement on Form S-4

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Farmers National Banc Corp., an Ohio corporation (“Farmers”), hereby constitutes and appoints Kevin J. Helmick and A. Troy Adair, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4, under the provisions of the Securities Act of 1933, as amended, for the registration of certain of Farmers’ common shares issuable in connection with the Agreement and Plan of Merger, dated as of March 23, 2022, by and among Emclaire Financial Corp., Farmers and FMNB Merger Subsidiary V, LLC, and any and all amendments, including post-effective amendments, and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective the 13th day of May, 2022, unless otherwise indicated below.

/s/ Kevin J. Helmick	/s/ A. Troy Adair
Kevin J. Helmick	A. Troy Adair

/s/ Joseph W. Sabat
Joseph W. Sabat

/s/ Gregory C. Bestic	/s/ Terry A. Moore
Gregory C. Bestic	Terry A. Moore

/s/ Anne Frederick Crawford	/s/ Edward W. Muransky
Anne Frederick Crawford	Edward W. Muransky

/s/ David Z. Paull
Neil J. Kaback	David Z. Paull

/s/ Ralph D. Macali	/s/ James R. Smail
Ralph D. Macali	James R. Smail

/s/ Frank J. Monaco	/s/ Richard B. Thompson
Frank J. Monaco	Richard B. Thompson